23.1  CONSENT  LETTER  OF  RONALD  R.  CHADWICK,  P.C.

                            Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                               3025 S. Parker Road
                                    Suite 109
                             Aurora, Colorado  80014
                          ----------------------------
                            Telephone: (303) 306-1967
                            Telephone: (303) 306-1944


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use in this Form 10-KSB filing by Anything Internet Corporation, of my report dated August 19, 1999 relating to the financial statements of Anything Internet Corporation which appear in said filing. I also consent to the reference to my firm under the heading "Experts" in said filing.

/s/  Ronald  R.  Chadwick,  P.C.
RONALD  R.  CHADWICK,  P.C.

Aurora,  Colorado
September  15,  1999


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